Exhibit 99.1

EPR Properties Reports Fourth Quarter and 2022 Year-end Results

Kansas City, MO, February 22, 2023 -- EPR Properties (NYSE:EPR) today announced operating results for the fourth quarter and year ended December 31, 2022 (dollars in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total revenue	$178,703	$154,906	$658,031	$531,680
Net income available to common shareholders	36,287	38,523	152,088	74,472
Net income available to common shareholders per diluted common share	0.48	0.51	2.03	1.00
Funds From Operations as adjusted (FFOAA) (1)	94,967	80,880	355,157	231,293
FFOAA per diluted common share (1)	1.25	1.08	4.69	3.09
Adjusted Funds From Operations (AFFO) (1)	96,799	83,290	370,340	243,937
AFFO per diluted common share (1)	1.27	1.11	4.89	3.26

(1) A non-GAAP financial measure

Fourth Quarter and 2022 Company Headlines
•Strong Fourth Quarter Caps Off Year of Significant Earnings Growth - The Company's net income per diluted share and FFOAA per diluted share for the year ended December 31, 2022 grew by approximately 103% and 52%, respectively, versus the prior year demonstrating the Company's continued strong recovery from the impact of the COVID-19 pandemic.
•Executes on Investment Pipeline - The Company's investment spending for 2022 totaled $402.5 million and consisted of experiential acquisitions and development and redevelopment projects. As of December 31, 2022, the Company has also committed an additional approximately $250.0 million for experiential development and redevelopment projects, which is expected to be funded over the next two years without the need to raise additional capital.
•Solid Deferral Collections - During the fourth quarter, the Company collected $4.6 million of deferred rent from accrual basis customers that reduced receivables and $6.2 million of deferred rent from cash basis customers that were booked as additional revenue. Through December 31, 2022, the Company has collected over $120.0 million of rent and interest that had been deferred as a result of the pandemic.
•Strong Liquidity Position - As of December 31, 2022, the Company had cash on hand of $107.9 million, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile, all at fixed interest rates with no maturities until 2024.

"We delivered significant earnings growth in 2022, demonstrating our strong recovery and the resiliency of experiential investments,” stated Greg Silvers, President and CEO of EPR Properties. “We are pleased that in the fourth quarter and and in January and February of 2023, we have received all scheduled rent and deferral payments from Regal, and we are working with them through the bankruptcy process toward a resolution. During the year, we also reinitiated our investment spending platform, deploying capital in a disciplined manner across a variety of experiential assets, and have an actionable growth pipeline including capital already committed to forward projects. We maintain a well-covered dividend and continue to generate strong free cash flow, which along with our well-positioned balance sheet, should allow us to continue to grow our experiential portfolio.”

Investment Update
The Company's investment spending during the three months ended December 31, 2022 totaled $81.2 million, bringing the total of investment spending for the year ended December 31, 2022 to $402.5 million, and included funding of $56.8 million on a new mortgage note secured by six fitness & wellness properties, as well as the acquisition of a 92% interest in an experiential lodging property for $6.8 million. Investment spending for the quarter also included experiential build-to-suit development and redevelopment projects.

As of December 31, 2022, the Company has also committed an additional approximately $250.0 million for experiential development and redevelopment projects, which is expected to be funded over the next two years without the need to raise additional capital. During 2023, we intend to be more selective in making investments utilizing excess cash flow and borrowings under our line of credit, until such time as our cost of capital returns to acceptable levels.

Solid Deferral Collections
In addition to regular quarterly collections, during the fourth quarter, the Company collected $4.6 million of deferred rent from accrual basis customers that reduced receivables and $6.2 million of deferred rent from cash basis customers that were booked as additional revenue. Through December 31, 2022, the Company has collected over $120.0 million of rent and interest that had been deferred as a result of the pandemic.

At quarter-end, the Company had receivables from accrual basis tenants of approximately $2.1 million that were deferred due to the COVID-19 pandemic and are included in accounts receivable in the accompanying consolidated balance sheet. The Company expects to collect $1.6 million from accrual basis tenants in 2023.

Regal Update
On September 7, 2022, Cineworld Group, plc, Regal Entertainment Group and the Company's other Regal theatre tenants (collectively, “Regal”) filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Code”). Regal leases 57 theatres from the Company pursuant to two master leases and 28 single property leases (the “Regal Leases”). Revenue for Regal continues to be recognized on a cash basis. As a result of the filing, Regal did not pay its rent or monthly deferral payment for September 2022 but subsequently paid portions of this amount pursuant to an order of the bankruptcy court. Regal resumed payment of rent and deferral payments for all Regal Leases commencing in October 2022 and has continued making these payments through February 2023. However, there can be no assurance that subsequent payments will be made in a timely and complete manner.

We are currently in negotiations with Regal regarding the properties Regal will continue to operate and the terms and conditions of leases for those properties. Regal is entitled to certain rights under the Code regarding the assumption or rejection of the Regal Leases. There can be no assurance that these negotiations will be successful and which Regal Leases, if any, will be assumed under the Code. In December of 2022, Regal filed a motion to reject leases for three of our properties, but subsequently elected not to proceed with these rejections as of February 22, 2023. Additionally, Regal owes us a significant amount of rent deferred during the COVID-19 pandemic pursuant to a Promissory Note. This amount is not on our balance sheet and there can be no assurance how much of the amount, if any, we will recover under the Promissory Note.

Other Income and Charges
During the fourth quarter, the Company recognized $7.0 million in other income related to a sale participation payment received in connection with the sale of Crème de la Crème's early childhood education business to KinderCare. KinderCare is expected to exercise a lease termination right effective during the second quarter of 2023 with respect to five early education properties, representing $2.8 million in annual rental income. The leases on the remaining 16 early education properties contain a contractual rent adjustment effective January 1, 2024, based on performance, which we anticipate will partially offset the anticipated rent reduction.

During the fourth quarter, the Company recognized $2.1 million in other income related to a sale participation payment received in connection with the sale of a ski property that secured a mortgage loan that had previously been paid in full in 2019.

During the fourth quarter, the Company reassessed the holding period of the five KinderCare properties subject to the lease terminations as well as two of the Regal theatre properties subject to the motion to reject leases, and determined that the estimated cash flows were not sufficient to recover the carrying values. Accordingly, during the three months ended December 31, 2022, the Company recognized non-cash impairment charges totaling $23.0 million, which were comprised of $21.0 million of impairments of real estate investments and a $2.0 million impairment of an operating lease right-of-use asset at one of these properties. Because the outcome of the negotiations with Regal are unknown, there can be no assurance that there will not be future impairments related to other theatres currently leased to Regal.

The sale participation income totaling $9.1 million and the impairment charges of $23.0 million have been excluded from FFOAA and AFFO.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $107.9 million of cash on hand at year-end, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile all at fixed interest rates with no maturities until 2024.

Portfolio Update
The Company's total assets were approximately $5.8 billion (after accumulated depreciation of approximately $1.3 billion) and total investments (a non-GAAP financial measure) were approximately $6.7 billion at December 31, 2022 with Experiential investments totaling $6.2 billion, or 92%, and Education investments totaling $0.5 billion, or 8%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at December 31, 2022:
•172 theatre properties;
•57 eat & play properties (including seven theatres located in entertainment districts);
•23 attraction properties;
•11 ski properties;
•seven experiential lodging properties;
•15 fitness & wellness properties;
•one gaming property; and
•three cultural properties.

As of December 31, 2022, the Company's owned Experiential portfolio consisted of approximately 20.0 million square feet, which was 97% leased and included a total of $76.0 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at December 31, 2022:
•65 early childhood education center properties; and
•nine private school properties.

As of December 31, 2022, the Company's owned Education portfolio consisted of approximately 1.4 million square feet, which was 100% leased.

The combined owned portfolio consisted of 21.5 million square feet and was 97% leased.

Guidance
Due to the uncertainty related to Regal's bankruptcy proceedings, the Company is not providing 2023 earnings guidance at this time. Earnings guidance is expected to be provided subsequent to the resolution of such proceedings.

The Company is providing 2023 investment spending guidance of a range of $200.0 million to $300.0 million.

Dividend Information
The Company declared regular monthly cash dividends during the fourth quarter of 2022 totaling $0.825 per common share. Additionally, the Board declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on February 23, 2022 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the audio-only call, visit the Webcasts page for the link to register and receive dial-in information and a PIN providing access to the live call. It is recommended that you join 10 minutes prior to the start of the event (although you may register and dial-in at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly and Year-End Supplemental
The Company's supplemental information package for the fourth quarter and year ended December 31, 2022 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Rental revenue	$152,652	$137,345	$575,601	$478,882
Other income	16,756	9,014	47,382	18,816
Mortgage and other financing income	9,295	8,547	35,048	33,982
Total revenue	178,703	154,906	658,031	531,680
Property operating expense	13,747	12,933	55,985	56,739
Other expense	7,705	8,313	33,809	21,741
General and administrative expense	13,082	10,496	51,579	44,362
Transaction costs	993	60	4,533	3,402
Credit loss expense (benefit)	1,369	(2,295)	10,816	(21,972)
Impairment charges	22,998	—	27,349	2,711
Depreciation and amortization	41,303	40,294	163,652	163,770
Total operating expenses	101,197	69,801	347,723	270,753
Gain on sale of real estate	347	16,382	651	17,881
Income from operations	77,853	101,487	310,959	278,808
Costs associated with loan refinancing or payoff	—	20,469	—	25,451
Interest expense, net	31,879	34,005	131,175	148,095
Equity in loss from joint ventures	3,559	2,059	1,672	5,059
Impairment charges on joint ventures	—	—	647	—
Income before income taxes	42,415	44,954	177,465	100,203
Income tax expense	86	397	1,236	1,597
Net income	$42,329	$44,557	$176,229	$98,606
Preferred dividend requirements	6,042	6,034	24,141	24,134
Net income available to common shareholders of EPR Properties	$36,287	$38,523	$152,088	$74,472
Net income available to common shareholders of EPR Properties per share:
Basic	$0.48	$0.51	$2.03	$1.00

Diluted	$0.48	$0.51	$2.03	$1.00
Shares used for computation (in thousands):
Basic	75,022	74,806	74,967	74,755
Diluted	75,111	74,808	75,043	74,756

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	December 31, 2022	December 31, 2021
Assets
Real estate investments, net of accumulated depreciation of $1,302,640 and $1,167,734 at December 31, 2022 and 2021, respectively	$4,714,136	$4,713,091
Land held for development	20,168	20,168
Property under development	76,029	42,362
Operating lease right-of-use assets	200,985	180,808
Mortgage notes and related accrued interest receivable	457,268	370,159
Investment in joint ventures	52,964	36,670
Cash and cash equivalents	107,934	288,822
Restricted cash	2,577	1,079
Accounts receivable	53,587	78,073
Other assets	73,053	69,918
Total assets	$5,758,701	$5,801,150
Liabilities and Equity
Accounts payable and accrued liabilities	$80,087	$73,462
Operating lease liabilities	241,407	218,795
Dividends payable	27,438	24,930
Unearned rents and interest	63,939	61,559
Debt	2,810,111	2,804,365
Total liabilities	3,222,982	3,183,111
Total equity	$2,535,719	$2,618,039
Total liabilities and equity	$5,758,701	$5,801,150

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO transaction costs, credit loss expense (benefit), costs associated with loan refinancing or payoff, severance expense, preferred share redemption costs and impairment of operating lease right-of-use assets and subtracting sale participation income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and Trustees and amortization of above and below market leases, net and tenant allowances; and subtracting maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table reconciles net income available to common shareholders, the most directly comparable GAAP measure, to FFO, FFOAA and AFFO for the three months and year ended December 31, 2022 and 2021:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
FFO:
Net income available to common shareholders of EPR Properties	$36,287	$38,523	$152,088	$74,472
Gain on sale of real estate	(347)	(16,382)	(651)	(17,881)
Impairment of real estate investments, net (1)	21,030	—	25,381	2,711
Real estate depreciation and amortization	41,100	40,095	162,821	162,951
Allocated share of joint venture depreciation	1,833	1,561	7,409	3,340
Impairment charges on joint ventures (1)	—	—	647	—
FFO available to common shareholders of EPR Properties	$99,903	$63,797	$347,695	$225,593

FFO available to common shareholders of EPR Properties	$99,903	$63,797	$347,695	$225,593
Add: Preferred dividends for Series C preferred shares	1,938	—	7,752	—
Add: Preferred dividends for Series E preferred shares	1,939	—	7,756	—
Diluted FFO available to common shareholders of EPR Properties	$103,780	$63,797	$363,203	$225,593

FFOAA:
FFO available to common shareholders of EPR Properties	$99,903	$63,797	$347,695	$225,593
Transaction costs	993	60	4,533	3,402
Credit loss expense (benefit)	1,369	(2,295)	10,816	(21,972)
Costs associated with loan refinancing or payoff	—	20,469	—	25,451
Sale participation income (included in other income)	(9,134)	—	(9,134)	—
Gain on insurance recovery (included in other income)	—	(1,151)	(552)	(1,181)
Impairment of operating lease right-of-use asset (1)	1,968	—	1,968	—
Deferred income tax benefit	(132)	—	(169)	—
FFOAA available to common shareholders of EPR Properties	$94,967	$80,880	355,157	$231,293

FFOAA available to common shareholders of EPR Properties	$94,967	$80,880	$355,157	$231,293
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	—
Add: Preferred dividends for Series E preferred shares	1,939	1,939	7,756	—
Diluted FFOAA available to common shareholders of EPR Properties	$98,844	$84,757	$370,665	$231,293

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

AFFO:
FFOAA available to common shareholders of EPR Properties	$94,967	$80,880	$355,157	$231,293
Non-real estate depreciation and amortization	203	199	831	819
Deferred financing fees amortization	2,109	2,335	8,360	7,666
Share-based compensation expense to management and trustees	4,114	3,685	16,666	14,903
Amortization of above and below market leases, net and tenant allowances	(90)	(92)	(355)	(385)
Maintenance capital expenditures (2)	(2,674)	(1,718)	(4,545)	(4,631)
Straight-lined rental revenue	(2,291)	(1,974)	(6,993)	(5,664)
Straight-lined ground sublease expense	581	89	1,692	382
Non-cash portion of mortgage and other financing income	(120)	(114)	(473)	(446)
AFFO available to common shareholders of EPR Properties	$96,799	$83,290	$370,340	$243,937

AFFO available to common shareholders of EPR Properties	$96,799	$83,290	$370,340	$243,937
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	—
Add: Preferred dividends for Series E preferred shares	1,939	1,939	7,756	—
Diluted AFFO available to common shareholders of EPR Properties	$100,676	$87,167	$385,848	$243,937

FFO per common share:
Basic	$1.33	$0.85	$4.64	$3.02
Diluted	1.31	0.85	4.60	3.02
FFOAA per common share:
Basic	$1.27	$1.08	$4.74	$3.09
Diluted	1.25	1.08	4.69	3.09
AFFO per common share:
Basic	$1.29	$1.11	$4.94	$3.26
Diluted	1.27	1.11	4.89	3.26
Shares used for computation (in thousands):
Basic	75,022	74,806	74,967	74,755
Diluted	75,111	74,808	75,043	74,756

Weighted average shares outstanding-diluted EPS	75,111	74,808	75,043	74,756
Effect of dilutive Series C preferred shares	2,261	2,237	2,250	—
Effect of dilutive Series E preferred shares	1,664	1,664	1,664	—
Adjusted weighted average shares outstanding-diluted Series C and Series E	79,036	78,709	78,957	74,756
Other financial information:
Dividends per common share	$0.8250	$0.7500	$3.2500	$1.5000

(1) Impairment charges recognized during the year ended December 31, 2022 totaled $28.0 million, which was comprised of $25.4 million of impairments of real estate investments, a $2.0 million impairment of an operating lease right-of-use asset and $0.6 million of impairments on joint ventures.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The additional common shares that would result from the conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares for the year ended December 31, 2021, and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted FFO, FFOAA and AFFO per share for that period because the effect is anti-dilutive. The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three months ended December 31, 2021, and the three months and year ended December 31, 2022. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for those periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, severance expense, credit loss (benefit) expense, transaction costs, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	December 31,
	2022	2021
Net Debt:
Debt	$2,810,111	$2,804,365
Deferred financing costs, net	31,118	36,864
Cash and cash equivalents	(107,934)	(288,822)
Net Debt	$2,733,295	$2,552,407

Gross Assets:
Total Assets	$5,758,701	$5,801,150
Accumulated depreciation	1,302,640	1,167,734
Cash and cash equivalents	(107,934)	(288,822)
Gross Assets	$6,953,407	$6,680,062

Debt to Total Assets Ratio	49%	48%
Net Debt to Gross Assets Ratio	39%	38%

	Three Months Ended December 31,
	2022	2021
EBITDAre and Adjusted EBITDAre:
Net income	$42,329	$44,557
Interest expense, net	31,879	34,005
Income tax expense	86	397
Depreciation and amortization	41,303	40,294
Gain on sale of real estate	(347)	(16,382)
Impairment of real estate investments, net (1)	21,030	—
Costs associated with loan refinancing or payoff	—	20,469
Allocated share of joint venture depreciation	1,833	1,561
Allocated share of joint venture interest expense	2,215	1,145
EBITDAre	$140,328	$126,046

Sale participation income (2)	(9,134)	—
Gain on insurance recovery (2)	—	(1,151)
Transaction costs	993	60
Credit loss expense (benefit)	1,369	(2,295)
Impairment of operating lease right-of-use assets (1)	1,968	—
Adjusted EBITDAre	$135,524	$122,660

Adjusted EBITDAre (annualized) (3)	$542,096	$490,640

Net Debt/Adjusted EBITDAre Ratio	5.0	5.2

(1) Impairment charges recognized during the three months ended December 31, 2022 totaled $23.0 million, which was comprised of $21.0 million of impairments of real estate investments and $2.0 million of impairments of operating lease right-of-use assets.
(2) Included in other income in the accompanying consolidated statements of income and comprehensive income for the quarter. Other income includes the following:
	Three Months Ended December 31,
	2022	2021
Income from settlement of foreign currency swap contracts	$246	$41
Sale participation income	9,134	—
Gain on insurance recovery	—	1,151
Operating income from operated properties	7,325	7,815
Miscellaneous income	51	7
Other income	$16,756	$9,014

(3) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable (including related accrued interest receivable), investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total assets (computed in accordance with GAAP) to total investments is included in the following table (unaudited, in thousands):

	December 31, 2022	December 31, 2021
Total assets	$5,758,701	$5,801,150
Operating lease right-of-use assets	(200,985)	(180,808)
Cash and cash equivalents	(107,934)	(288,822)
Restricted cash	(2,577)	(1,079)
Accounts receivable	(53,587)	(78,073)
Add: accumulated depreciation on real estate investments	1,302,640	1,167,734
Add: accumulated amortization on intangible assets (1)	23,487	20,163
Prepaid expenses and other current assets (1)	(33,559)	(24,865)
Total investments	$6,686,186	$6,415,400

Total Investments:
Real estate investments, net of accumulated depreciation	$4,714,136	$4,713,091
Add back accumulated depreciation on real estate investments	1,302,640	1,167,734
Land held for development	20,168	20,168
Property under development	76,029	42,362
Mortgage notes and related accrued interest receivable	457,268	370,159
Investment in joint ventures	52,964	36,670
Intangible assets, gross (1)	60,109	57,962
Notes receivable and related accrued interest receivable, net (1)	2,872	7,254
Total investments	$6,686,186	$6,415,400

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	December 31, 2022	December 31, 2021
Intangible assets, gross	$60,109	$57,962
Less: accumulated amortization on intangible assets	(23,487)	(20,163)
Notes receivable and related accrued interest receivable, net	2,872	7,254
Prepaid expenses and other current assets	33,559	24,865
Total other assets	$73,053	$69,918
About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.8 billion (after accumulated depreciation of approximately $1.3 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, the uncertain financial impact of the COVID-19 pandemic, uncertainties regarding the ultimate impact of a customer's pending bankruptcy proceeding on our existing leases with Regal theatre tenants, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
www.eprkc.com